Exhibit 10.5

THIRD AMENDMENT TO THE

AEGION CORPORATION

2016 EMPLOYEE EQUITY INCENTIVE PLAN

Aegion Corporation (the “Company”) previously adopted the Aegion Corporation 2016 Employee Equity Incentive Plan (as amended, the “Plan”), the First Amendment to the Plan and the Second Amendment to the Plan. Section 21 of the Plan provides that the Board of Directors of the Company may modify the Plan at any time, but that no amendment may increase the number of shares available for issuance under the plan without approval of the stockholders of the Company.

The Company now desires to further amend the Plan.

Now, therefore, the Plan is hereby amended, effective as of the date it is approved by the Board of Directors of the Company, as follows:

1.	The following sentence shall be inserted at the end of Section 12:

Notwithstanding any provision herein to the contrary, the minimum restriction period or performance period shall not apply to any Award granted in lieu of any cash compensation to be paid to any Participant or forgone by any Participant.

2.	Except as amended hereby, the Plan remains in full force and effect without change.

3.	This Third Amendment to the Plan shall become effective as of the date it is approved by the Board of Directors of the Company.